                                                                   EXHIBIT 10.25

                            FIFTH AMENDMENT TO LEASE

      THIS FIFTH AMENDMENT TO LEASE (this "AMENDMENT") is made as of November 1, 2006 by and between NEW BOSTON LAMBERTON LIMITED PARTNERSHIP ("LESSOR") and SS&C TECHNOLOGIES, INC. ("LESSEE").

      WHEREAS, Lessor is the owner of a building located at 80 Lamberton Road (the "BUILDING") situated on a parcel of land in Windsor, Connecticut (collectively the "PROPERTY");

      WHEREAS, Monarch Life Insurance Company (Lessor's predecessor-in-interest) and Lessee entered into a certain lease for space on the first and second floors of the Building dated September 23, 1997 (the "ORIGINAL LEASE"), as amended by a certain First Amendment to Lease dated November 18, 1997, a certain Second Amendment of Lease dated April, 1999, a certain Third Amendment to Lease effective as of July 1, 1999, and as further amended by a certain Fourth Amendment to Lease dated as of June 7, 2005 (collectively referred to as the "LEASE");

      WHEREAS, pursuant to the terms of the Lease, Lessee occupies 74,855 rentable square feet of space consisting of 54,082 rentable square feet of space on the first and second floors of the Building (the "ORIGINAL PREMISES"), 7,012 rentable square feet of space on the first floor of the Building (the "HIGHBAY II SPACE"), 12,363 rentable square feet of space on the ground floor of the Building (the "GROUND FLOOR SPACE"), and 1,398 rentable square feet of space on the first floor of the Building (the "DATA CENTER SPACE") (collectively the "PREMISES");

      WHEREAS, Lessor and Lessee desire to extend the term of the Lease, and amend the Lease, as more specifically set forth herein.

      NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual promises hereinafter set forth, Lessor and Lessee agree as follows:

1.    Term.

      (a) Section 3(b) of the Lease is hereby amended by adding the following to the end thereof:

      "The term of this Lease shall be extended (the "EXTENDED TERM") commencing on January 15, 2008 (the "EXTENDED TERM COMMENCEMENT DATE") and terminating on October 31, 2016 (the "EXTENDED TERM TERMINATION DATE")."

      (b) Section 3(c) of the Lease shall be deleted in its entirety, and replaced with the following:

      "(c) Provided Lessee is not in default in its obligations hereunder beyond any required notices and applicable cure period(s), Lessee shall have an option to extend this Lease for an additional term (hereinafter referred to as "SECOND EXTENDED TERM") commencing on November 1, 2016 and terminating on

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

      October 31, 2021, provided that Lessee proceeds strictly in accordance with the provisions of this Section 3(c). During the period beginning August 1, 2015 and ending October 31, 2015 (the "SECOND EXTENDED TERM NOTICE DATE"), Lessee shall advise Lessor in writing that Lessee wishes to extend the term of the Lease (hereinafter referred to as "LESSEE'S SECOND EXTENDED TERM EXTENSION NOTICE"). If at the time Lessor receives Lessee's Second Extended Term Extension Notice, the Lease is in full force and effect without default on the part of the Lessee beyond any applicable cure period, then, during the next thirty (30) days, Lessor shall notify Lessee in writing of the Minimum Annual Rent pursuant to Section 4 of the Lease which shall be due for the Second Extended Term. The Minimum Annual Rent specified by Lessor shall be that which the Lessor projects will be the fair market rent as of the commencement of the Second Extended Term. Within three (3) weeks after Lessor has given Lessee notice of the Minimum Annual Rent pursuant to Section 4 of the Lease for the Second Extended Term, Lessee shall notify Lessor whether or not it agrees to pay such Minimum Annual Rent. If Lessee shall agree in writing to pay such Minimum Annual Rent, then the Lease shall be extended for the Second Extended Term without the execution of any additional documents, and each and every term and condition of the Lease shall apply during the Second Extended Term except only that the Minimum Annual Rent specified in Section 4 of the Lease during the Second Extended Term shall be that agreed upon by Lessor and Lessee, and the phrase "term of this Lease" shall be construed to mean the Second Extended Term of the Lease. If Lessee shall not agree in writing to pay such rent, this Lease shall terminate as provided in the Lease, and Lessee shall vacate the Premises on or before such date in accordance with the provisions of this Lease, unless Lessee shall have elected by written notice to Lessor during said three (3) week period to have the rent for the Second Extended Term determined by the arbitration system described herein.

      Each of Lessor and Lessee shall at their own cost and expense retain a real estate appraiser, who must be a member of the American Institute of Real Estate Appraisers and have a minimum of five (5) years experience in the Greater Hartford area, to determine the fair market rent for the Premises as of the commencement date of the Second Extended Term, which appraisals must be completed and submitted within thirty (30) days of the commencement of the appraisal process by Lessee's notice. If the two appraisals are within ten percent (10%) of each other, the average of the two amounts shall constitute the Minimum Annual Rent which shall be due during the Second Extended Term. If the two appraisals are not within ten percent (10%) of each other, the two appraisers shall select a third real estate appraiser (who must also possess the minimum qualifications described above), who within the next thirty (30) days shall select which of the two initial amounts shall constitute the Minimum Annual Rent which shall be due during the Second Extended Term. Lessor and Lessee shall each bear one-half of the cost of said third appraiser. The appraisal process shall be binding upon both Lessor and Lessee, and once the process is initiated, Lessee may not withdraw its exercise of the option to extend for the Second Extended

      Term set forth herein. If Lessee shall fail to provide a timely Lessee's Second Extended Term Extension Notice, Lessee shall have no right to extend this Lease for the Second Extended Term, and this Lease shall terminate as provided for in the Lease, and Lessee shall vacate the demised premises on or before such date in accordance with the provisions of the Lease.

      (c) The Following Subsections (d) and (e) are hereby added to the end of
Section 3 of the Lease:

      "(d) Lessee shall have the right to terminate this Lease with respect to the Ground Floor Space only (the "GROUND FLOOR TERMINATION OPTION") effective as of January 14, 2008 (the "GROUND FLOOR TERMINATION DATE"), but only if Lessee proceeds strictly in accordance with this Section 3(d). If Lessee elects to exercise its Ground Floor Termination Option, Lessee shall give Lessor written notice thereof (the "GROUND FLOOR TERMINATION NOTICE") on or before July 13, 2007; provided, however, that Lessee shall not be in default beyond any applicable notices cure period(s) of any of its obligations under this Lease, either upon the date Lessor receives the Ground Floor Termination Notice or on the Ground Floor Termination Date, and provided further that Lessee shall vacate the Premises and deliver the Ground Floor Space up in good order and repair on or before the Ground Floor Termination Date, normal wear and tear excepted. In such event, the Lease with respect to the Ground Floor Space only shall terminate on the Ground Floor Termination Date without the execution of any additional documents, and except for any amounts which shall be due from Lessee pursuant to this Lease for the period of time through and including the Ground Floor Termination Date with respect to the Ground Floor Space only, the parties shall thereafter have no further obligations one to the other with respect to the Ground Floor Space, except as provided in the paragraph immediately below or for obligations that specifically survive the expiration or termination of the Lease. In the event Lessee's subtenant holds over and fails to vacate the Ground Floor Space, Lessee shall have a period of up to sixty (60) days to deliver the Ground Floor Space, and the Ground Floor Termination Date shall be extended accordingly.

      If Lessee properly exercises the Ground Floor Termination Option, subject to Lessee's not being default beyond any applicable cure period of any of its obligations under this Lease, and Lessee's strict compliance with the terms hereof, Lessee shall have the right to extend the Lease with respect to the Ground Floor Space only during the Extended Term (the "GROUND FLOOR EXTENSION"). If Lessee elects to exercise the Ground Floor Extension, Lessee shall given written notice thereof to Lessor (the "GROUND FLOOR EXTENSION NOTICE"), which must be received by Lessor by no later than July 13, 2008, in which event the Lease with respect to the Ground Floor shall be extended for a period of time commencing as of the date of the Ground Floor Extension Notice (the "GROUND FLOOR EXTENSION COMMENCEMENT DATE") and terminating on the Extended Term Termination Date (the "GROUND FLOOR EXTENSION TERM").

      (e) Lessee shall have the right to terminate this Lease (hereinafter referred to as "EARLY TERMINATION") effective as of June 30, 2014 (hereinafter referred to as the "EFFECTIVE TERMINATION DATE"), but only if Lessee proceeds strictly in accordance with this Section 3(e). If Lessee elects to exercise its right of Early Termination, Lessee shall give Lessor written notice thereof (hereinafter referred to as the "EARLY TERMINATION NOTICE") on or before June 30, 2013; and provided that Lessee shall not be in default beyond any applicable cure period of any of its obligations under this Lease, either upon the date Lessor receives the Early Termination Notice or upon the Effective Termination Date, and provided further that Lessee shall vacate the Premises and deliver the same up in good order and repair on or before the Effective Termination Date, normal wear and tear excepted. On or before the Effective Termination Date, Lessee shall provide Lessor with a payment (the "LEASE TERMINATION FEE") equal to Four Hundred Thousand Dollars ($400,000.00). In such event, the Lease shall terminate upon the Effective Termination Date without the execution of any additional documents, and except for any amounts which shall be due from Lessee pursuant to this Lease for the period of time through and including the Effective Termination Date, the parties shall thereafter have no further obligations one to the other with respect to the Lease, except for obligations that specifically survive the expiration or termination of the Lease. Lessor and Lessee hereby agree that the Lease Termination Fee is not a penalty, but represents liquidated damages, as it is difficult to ascertain and fix the precise amount of damages caused by the Early Termination.

2.    Rent.

      (a) Provided this Fifth Amendment to Lease is executed by Tenant by November 15, 2006, Section 4(a) of the Lease shall hereby be amended by inserting at the end of Section 4:

      "Notwithstanding the Minimum Annual Rent set forth in Section 4(a), effective as of November 1, 2006, Lessee shall pay the Minimum Annual Rent with respect to the Original Premises, the Highbay II Space and the Data Center Space as set forth below:

                                              Annual Rent per
                   Period                       Square Foot       Monthly Rent
-----------------------------------------     ---------------     ------------
November 1, 2006 through October 31, 2007        $13.65            $71,084.65
November 1, 2007 through October 31, 2008        $14.15            $73,688.48
November 1, 2008 through October 31, 2009        $14.65            $76,292.32
November 1, 2009 through October 31, 2010        $15.15            $78,896.15

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

November 1, 2010 through October 31, 2011        $15.65            $81,499.98
November 1, 2011 through October 31, 2012        $16.15            $84,103.82
November 1, 2012 through October 31, 2013        $16.65            $86,707.65
November 1, 2013 through October 31, 2016        $17.00            $88,530.33

      Minimum Annual Rent with respect to the Ground Floor Space shall remain at $16.25 per square foot, or $16,741.56 per month. If Lessee shall elect to extend the term of the Lease with respect to the Ground Floor Space during the Extended Term, Lessee shall pay the Minimum Annual Rent with respect to the Ground Floor Space as set forth below:

                                              Annual Rent per
                Period                          Square Foot       Monthly Rent
-----------------------------------------     ---------------     ------------
  Ground Floor Extension Commencement
     Date through October 31, 2008                $14.15           $14,578.04
November 1, 2008 through October 31, 2009         $14.65           $15,093.16
November 1, 2009 through October 31, 2010         $15.15           $15,608.29
November 1, 2010 through October 31, 2011         $15.65           $16,123.41
November 1, 2011 through October 31, 2012         $16.15           $16,638.54
November 1, 2012 through October 31, 2013         $16.65           $17,153.66
November 1, 2013 through October 31, 2016         $17.00           $17,514.25"

      If Tenant shall not have executed this Fifth Amendment to Lease by November 15, 2006, the rent commencement date in the tables above shall be tolled from November 1, 2006 to December 1, 2006.

      (b) Sections 4(b) and (c) of the Lease are hereby deleted in their entirety and shall be of no further force and effect.

3.    Rent Escalation.

      (a) Section 5(a) of the Lease is hereby amended by inserting the following after the fourth sentence of the first paragraph thereof:

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

      "In the event that Lessee elects to terminate the Lease with respect to the Ground Floor Space pursuant to Section 3(d) of this Lease, Lessee's Proportionate Share during the Extended Term shall be 39.80%."

      (b) Section 5(b) of the Lease is hereby amended by inserting the following after the second sentence thereof:

      "Effective as of November 1, 2006, Lessee shall pay the Impositions, if any, in excess of the twelve (12) month period commencing January 1, 2007 and ending on December 31, 2007 (the "Extended Term Tax Base Year")."

      (c) Section 5(c) of the Lease is hereby amended by inserting the following after the first sentence of the first paragraph thereof:

      "Effective as of November 1, 2006, Lessee shall pay the Operating Expenses, if any, in excess of the twelve (12) month period commencing January 1, 2007 and ending on December 31, 2007 (the "Extended Term Operating Expense Base Year")."

4.    Construction of Premises. The following shall be inserted to the end of
      Section 7:

      "(e) Effective as of November 1, 2006, Lessor shall provide an allowance (the "EXTENDED TERM TI CONTRIBUTION") of up to $10.00 per rentable square foot of the Premises (including the Ground Floor Space should Lessee elect to extend the term of the Lease with respect to the Ground Floor Space through the Extended Term, in which case the portion of the Extended Term TI Contribution apportioned to the Ground Floor Space shall be provided to Tenant, on a pro-rata basis based on the remaining lease term, as of the Ground Floor Extension Commencement Date) towards the actual hard and soft costs of performing Lessor's Work and architectural and engineering construction documents, and for the installation of mechanical and electrical fixtures to the Premises and Building, including the installation of a backup generator and/or uninterruptible power supply, as may be required by Lessee, which shall be performed pursuant to plans furnished by Lessee to Lessor, and approved by Lessor. In addition, the costs of any design, architectural, engineering, wiring, lighting and carpentry work (but excluding furniture) to increase the seating capacity in the Premises shall be included in the Extended Term TI Contribution, subject to Lessor's approval. Lessee shall have the right to use no less than $4.00 per rentable square foot for the above hard and soft costs and up to $6.00 per rentable square foot of the Extended Term TI Contribution may be used as a credit against the Minimum Annual Rent or for furniture, fixtures, or equipment for the Premises. Any excess of the TI Contribution not initially expended must be used by June 30, 2008. All costs of performing Lessor's Work in excess of the Extended Term TI Contribution shall be borne directly by Lessee (the "EXCESS TI"). Lessee shall reimburse the Excess TI, if any, to Lessor as Additional Rent upon written demand therefor. Whenever Lessor's approval is required under this Section, such approval shall not be unreasonably withheld, conditioned or delayed"

5. Building Services. Section 11(a) of the Lease is hereby amended by inserting the following after the first sentence thereof:

      "Effective as of November 1, 2006, Air conditioning, ventilation and heating, through the air conditioning system of the Building, on Business Days Monday through Friday from 8:00 a.m. to 10:00 p.m. and Saturday 8:00 a/m. to 1:00 p.m."

6. Right of First notice/Refusal. Section 11 of the Second Amendment to Lease is hereby deleted in its entirety: and the following is hereby added as
Section 35 of the Lease:

      "35. Right of First Refusal. Provided Lessee is not in default of its obligations hereunder, and subject to the rights of any existing Building lessees and Lessor's right to extend the term of any existing lease, Lessor shall provide Lessee with written notice (the "RIGHT OF FIRST REFUSAL NOTICE") if Lessor has received a bona fide third-party offer (the "THIRD-PARTY OFFER") for approximately 12,300 rentable square feet of space on the second floor of the Building and shown on Exhibit A-4 hereto (the "REFUSAL SPACE"). The Right of First Refusal Notice shall set forth the premises' square footage, the availability date, the term of occupancy (which term shall be co-terminus with the term of this Lease, except in the event that such offer occurs in the last two years of the term and in such event the term shall be comparable to what would be offered in the market for comparable space in a comparable building in the relevant submarket), the Minimum Annual Rent, the Operating Expense Base Year and the Tax Base Year, and the Lessee improvements to be performed by Lessor, if any, as such terms are set forth in the Third-Party Offer. Lessee shall have ten (10) days following receipt of the Right of First Refusal Notice to accept such space on the terms and conditions offered in the Right of First Refusal Notice, and if Lessee shall fail to accept such space within said ten (10) day period, Lessee shall have waived its right to such space and shall have no further right pursuant to this Section 35 to all or any portion of the Refusal Space for the remainder of the term of this Lease, as it may be extended. In the event Lessee accepts the offer of any space pursuant to this Section 35, Lessor and Lessee shall execute an amendment to this Lease, setting forth the terms and conditions for the lease by Lessee for such space."

7. Brokerage. Lessor and Lessee warrant and represent to each other that they have dealt with no brokers or other persons or entities (other than CB Richard Ellis - N.E. Partners LP and The Staubach Company) entitled to a commission with respect to this Fifth Amendment to Lease. Lessor shall pay the brokers named herein a brokerage commission pursuant to a separate written agreement.

8. Sale Credit. Subject to Lessee not being in default in any of its obligations under the Lease beyond any applicable cure period, and provided Lessee shall not have exercised its right of Early Termination, in the event that Lessor transfers its title and interest in the Property to a bona fide, third party purchaser during the term hereof, Lessor shall provide Lessee with an additional rent credit or cash payment of Sixty-Five Thousand Six Hundred Sixteen Dollars ($65,616.00), which shall only become due and payable once Lessor receives its proceeds from the sale of the Property.

9. All defined terms used herein, but not defined herein, shall have the respective meanings ascribed thereto in the Lease.

10. Except as amended herein, all terms and conditions of the Lease are hereby ratified.

11. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same document.

         [THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK.
                SIGNATURES ARE CONTAINED ON THE FOLLOWING PAGE.]

      Executed as of the date first above written.

                                              LESSOR:
                                              NEW BOSTON LAMBERTON LIMITED
                                              PARTNERSHIP

                                              BY:  NEW BOSTON FUND IV, INC.
                                                   Its General Partner

[Illegible]                                   By: /s/ Gary J. Hofstetter
-----------------------------                     ------------------------------
Witness
                                                     hereunto duly authorized

                                                     Hereunto Duly Authorized
                                                     Gary J. Hofstetter


                                              LESSEE:

                                              SS&C TECHNOLOGIES, INC.

[Illegible]                                   By: /s/ Patrick J. Pedonti
-----------------------------                     ------------------------------
Witness                                           Patrick J. Pedonti
                                                      Its CFO

                                   EXHIBIT A-4
                          Right of First Refusal Space

                                   [GRAPHIC]


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